SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 15, 2012, Conceptus, Inc. (the “Company”) redeemed (the “Redemption”) all of its 2.25% Convertible Senior Notes due 2027 (the “2027 Notes”) issued and outstanding (an aggregate principal amount of $36.21 million, plus $0.4 million accrued and unpaid interest) in accordance with the redemption provisions of that Indenture (the “Base Indenture”), as amended and supplemented by Supplemental Indenture No. 1 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each dated February 12, 2007, between the Company and Wells Fargo, National Association, as trustee. As a result of the Redemption, all of the 2027 Notes have been redeemed and will be cancelled, all of the Company’s obligations under the Indenture have been satisfied and the Supplemental Indenture has been discharged in accordance with its terms. The Company used $36.6 million of existing cash to complete the Redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC. (Registrant)

By:	/S/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Operations
and Chief Financial Officer

Dated: February 15, 2012